                             AMENDED AND RESTATED

                        INVESTMENT ADVISORY AGREEMENT

      AGREEMENT, made the 1st day of January, 2005, by and between
Oppenheimer Quest for Value Funds, a Massachusetts business trust
(hereinafter referred to as the "Company"), and OppenheimerFunds, Inc.
(hereinafter referred to as "OFI").

      WHEREAS, the Company is an open-end, diversified management investment company registered as such with the Securities and Exchange Commission (the
"Commission") pursuant to the Investment Company Act of 1940 (the "Investment
Company Act"), and OFI is an investment adviser registered as such with the
Commission under the Investment Advisers Act of 1940;

      WHEREAS, Oppenheimer Quest Opportunity Value Fund is a separately capitalized Series (the "Series") of the Shares of beneficial interest to be issued by the Company ("Shares") pursuant to the Company's registration statement;

      WHEREAS, the Company desires that OFI shall act as its investment adviser with respect to the Series pursuant to this Amended and Restated
Investment Advisory Agreement (the "Agreement");

      NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

General Provisions.

      The Company hereby employs OFI and OFI hereby undertakes to act as the investment adviser of the Company in connection with, and for the benefit of, the Series (including any Series hereafter created) and to perform for the
Company such other duties and functions in connection with the Series for the period and on such terms as set forth in this Agreement.  OFI shall, in all matters, give to the Company and its Board of Trustees (the "Trustees") the
benefit of its best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Company to conform to (i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of state or
Federal law; (iii) the provisions of the Declaration of Trust and By-Laws of the Company as amended from time to time; (iv) policies and determinations of the Trustees; (v) the fundamental policies and investment restrictions of the
Series as reflected in the registration statement of the Company under the
Investment Company Act or as such policies may, from time to time, be amended and (vi) the Prospectus and Statement of Additional Information of the Series
in effect from time to time.  The appropriate officers and employees of OFI shall be available upon reasonable notice for consultation with any of the
Trustees and officers of the Company with respect to any matters dealing with the business and affairs of the Company including the valuation of portfolio securities of the Company which are either not registered for public sale or not traded on any securities market.

Investment Management.

      (a)  OFI shall, subject to the direction and control by the Trustees,
(i) regularly provide investment advise and recommendations to the Company with respect to the investments, investment policies and the purchase and sale of securities and other investments for the Series; (ii) supervise continuously the investment program of the Series and the composition of its portfolio and determine what securities shall be purchased or sold by;
and(iii) arrange, subject to the provisions of paragraph 7 hereof, for the purchase of securities and other investments for the Series and the sale of securities and other investments held in the portfolio of the Series.

                                      1
      b)  Provided  that  the  Company  shall  not  be  required  to  pay  any compensation  for services under this Agreement  other than as provided by the terms of the  Agreement  and subject to the  provisions of paragraph 7 hereof,
OFI may obtain investment  information,  research or assistance from any other person,  firm or corporation to  supplement,  update or otherwise  improve its
investment   management   services   including   entering  into   sub-advisory
agreements  with  other  affiliated  or  unaffiliated   registered  investment
advisors to obtain specialized services.

      (c)  Provided that nothing herein shall be deemed to protect OFI from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under this
Agreement, OFI shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this
Agreement relates.

      (d)  Nothing in this Agreement shall prevent OFI or any entity controlling, controlled by or under common control with OFI or any officer thereof from acting as investment adviser for any other person, firm or corporation or in any way limit or restrict OFI or any of its directors, officers, stockholders or employees from buying, selling or trading any securities or other investments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by
OFI of its duties and obligations under this Agreement.

Other Duties of OFI.

      OFI shall, at its own expense, provide and supervise the activities of all administrative and clerical personnel as shall be required to provide effective corporate administration for the Company, including the compilation and maintenance of such records with respect to its operations as may reasonably be required; the preparation and filing of such reports with respect thereto as shall be required by the Commission; composition of periodic reports with respect to operations of the Series for its shareholders; composition of proxy materials for meetings of the Series'
shareholders; and the composition of such registration statements as may be required by Federal and state securities laws for continuous public sale of
Shares of the Series.  OFI shall, at its own cost and expense, also provide the Company with adequate office space, facilities and equipment.  OFI shall, at its own expenses, provide such officers for the Company as the Board of
Trustees may request.

Allocation of Expenses.

      All other costs and expenses of the Series of the Company not  expressly assumed by OFI under this  Agreement,  or to be paid by the Distributor of the
Shares of the  Series,  shall be paid by the  Company on behalf of the Series, including,  but not limited to: (i)  interest,  taxes and  governmental  fees;
(ii)  brokerage  commissions  and other  expenses  incurred  in  acquiring  or disposing of the portfolio  securities  and other  investments  of the Series;
(iii)  insurance  premiums for fidelity  and other  coverage  requisite to its operations;  (iv)  compensation  and expenses of its Trustees other than those affiliated  with  OFI;  (v)  legal  and audit  expenses;  (vi)  custodian  and transfer agent fees and expenses;  (vii)  expenses  incident to the redemption of its Shares;  (viii) expenses incident to the issuance of its Shares against payment  therefor by or on behalf of the  subscribers  thereto;  (ix) fees and expenses,  other than as hereinabove  provided,  incident to the  registration under  Federal  and state  securities  laws of Shares of the Series for public sale;  (x)  expenses  of  printing  and  mailing  reports,  notices  and proxy materials to shareholders of the Company and the Series;  (xi) except as noted
above,  all other  expenses  incidental  to holding  meetings of the Company's shareholders;  and (xii)  such  extraordinary  non-recurring  expenses  as may arise,  including litigation,  affecting the Company or any Series thereof and any legal  obligation  which the Company or the Series,  may have to indemnify its officers and Trustees with respect  thereto.  Any officers or employees of
OFI (or any entity  controlling,  controlled  by, or under common control with
OFI) who also serve as officers,  Trustees or  employees of the Company  shall not  receive  any  compensation  from the  Company  or the  Series  for  their services.

Compensation of OFI.

      The Company agrees to pay OFI and OFI agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the total net asset value of the Series of the Company as of the close of each business day and payable monthly at the annual rate for the Series set forth on
Schedule A hereto.

Use of Name "Oppenheimer" or "Quest For Value".

      OFI hereby grants to the Company a royalty-free, non-exclusive license to use the name "Oppenheimer" or "Quest For Value" in the name of the Company for the duration of this Agreement and any extensions or renewals thereof.
To the extent necessary to protect OFI's rights to the name "Oppenheimer" or
"Quest For Value" under applicable law, such license shall allow OFI to inspect and, subject to control by the Company's Board, control the nature and quality of services offered by the Company under such name and may, upon termination of this Agreement, be terminated by OFI, in which event the
Company shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name "Oppenheimer" or "Quest For
Value" in the name of the Company or otherwise.  The name "Oppenheimer" and
"Quest For Value" may be used or licensed by OFI in connection with any of its activities, or licensed by OFI to any other party.

Portfolio Transactions and Brokerage.

      (a)  OFI (and any Sub Advisor) is authorized, in arranging the purchase and sale of the portfolio securities and other investments of the Series to employ or deal with such members of securities or commodities exchanges, brokers or dealers (hereinafter "broker-dealers"), including "affiliated"
broker-dealers (as that term is defined in the Investment Company Act), as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the portfolio transactions of the Series as well as to obtain, consistent with the provisions of subparagraph (c) of this paragraph 7, the benefit of such investment information or research as will be of significant assistance to the performance by OFI (and any Sub Advisor) of its (their) investment management functions.

      (b) OFI (and any Sub  Advisor)  shall  select  broker-dealers  to effect the  portfolio  transactions  of the  Series on the basis of its  estimate  of their  ability to obtain best  execution of particular  and related  portfolio transactions.  The abilities of a  broker-dealer  to obtain best  execution of particular  portfolio  transaction(s)  will  be  judged  by OFI  (or  any  Sub
Advisor) on the basis of all relevant  factors and  considerations  including, insofar as feasible,  the execution  capabilities  required by the transaction
or  transactions;   the  ability  and  willingness  of  the  broker-dealer  to facilitate the portfolio  transactions of the Series by participating  therein for its own account;  the  importance  to the Series of speed,  efficiency  or confidentiality;  the broker-dealer's  apparent  familiarity with sources from or to whom particular  securities or other  investments  might be purchased or
sold;  as  well  as  any  other  matters   relevant  to  the  selection  of  a
broker-dealer for particular and related transactions of the Series.

      (c)  OFI  (and any Sub Advisor) shall have discretion, in the interest of the Company and the Series, to allocate brokerage on the portfolio transactions of the Series to broker-dealers, other than an affiliated broker-dealers, qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in
Section 28(e)(3) of the Securities Exchange Act of 1934) for the Series
and/or other accounts for which OFI or its affiliates (or any Sub Advisor)
exercise "investment discretion" (as that term is defined in Section 3(a)(35)
of the Securities Exchange Act of 1934) and to cause the Company or the
Series to pay such broker-dealers a commission for effecting a portfolio transaction for the Company or the Series that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if OFI (or any
Sub Advisor) determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer viewed in terms of either that particular transaction or the overall responsibilities of OFI or its affiliates  (or any Sub Advisor)
with respect to accounts as to which they exercise investment discretion. In reaching such determination, OFI (or any Sub Advisor) will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer.  In demonstrating that such determinations were made in good faith, OFI (and any
Sub Advisor) shall be prepared to show that all commissions were allocated for purposes contemplated by this Agreement and that the total commissions paid by the Company and the Series over a representative period selected by the Company's Trustees were reasonable in relation to the benefits to the
Company and the Series.

      (d)  OFI  (or any Sub Advisor) shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Company and the Series for effecting its portfolio transactions to the extent consistent with the interests and policies of the Company and the Series as established by the determinations of the Board of Trustees of the Company and the provisions of this paragraph 7.

      (e)  The Company recognizes that an affiliated broker-dealer: (i) may act as one of the Company's regular brokers for the Company or the Series thereof so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage commissions paid by the Company or a Series thereof;
and (iii) may effect portfolio transactions for the Company or the Series only if the commissions, fees or other remuneration received or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment Company Act to be within the permissible level of such commissions.

Duration.

      This Agreement will take effect on the date first set forth above.
Unless earlier terminated pursuant to paragraph 10 hereof, this Agreement shall remain in effect from year to year, so long as such continuance shall be approved at least annually by the Company's Board of Trustees, including the vote of the majority of the Trustees of the Company who are not parties to this Agreement or "interested persons" (as defined in the Investment
Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a "majority" (as defined in the Investment Company Act) of the outstanding voting securities of the Company, or the Series thereof, and by such a vote of the Company's
Board of Trustees.

Disclaimer of Shareholder or Trustee Liability.

      OFI understands and agrees that the obligations of the Company under this Agreement are not binding upon any shareholder or Trustee of the Company personally, but bind only the Company and the Company's property; OFI represents that it has notice of the provisions of the Declaration of Trust of the Company disclaiming shareholder or Trustee liability for acts or obligations of the Company.

Termination.

      This Agreement may be terminated (i) by OFI at any time without penalty upon sixty days' written notice to the Company (which notice may be waived by the Company); or (ii) by the Company at any time without penalty upon sixty days' written notice to OFI (which notice may be waived by OFI) provided that such termination by the Company shall be directed or approved by the vote of a majority of all of the Trustees of the Company then in office or by the vote of the holders of a "majority" of the outstanding voting securities of the Company (as defined in the Investment Company  Act).

Assignment or Amendment.

      This Agreement may not be amended, or the rights of OFI hereunder sold, transferred, pledged or otherwise in any manner encumbered without the affirmative vote or written consent of the holders of the "majority" of the outstanding voting securities of the Company.  This Agreement shall automatically and immediately terminate in the event of its "assignment," as defined in the Investment Company  Act.

Definitions.

      The terms and provisions of the Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions contained in the Investment Company Act.

                                    Oppenheimer Quest for Value Funds,
                                    for its Series,
                                    Oppenheimer Quest Opportunity Value Fund

                                    By: /s/ Robert G. Zack
                                        ------------------
                                         Robert G. Zack
                                         Secretary

                                    OppenheimerFunds, Inc.

                                    By: /s/ John V. Murphy
                                        ------------------
                                         John V. Murphy
                                         Chairman,     President    &    Chief
                                         Executive Officer

                                  Schedule A

                                      to

                        Investment Advisory Agreement

                                   between

                      Oppenheimer Quest For Value Funds
                                     and
                            OppenheimerFunds, Inc.

       Name of Series          Annual Fee as a Percentage of Daily Total
                                              Net Assets

Oppenheimer Quest       0.85% of first $1 billion of net assets
Opportunity             0.80% of next $500 million of net assets
Value Fund              0.75% of next $500 million of net assets
                        0.70% of next $500 million of net assets
                        0.65% of next $500 million of net assets
                        0.60% of next $500 million of net assets
                        0.55% of next $500 million of net assets
                        0.50% of net assets over $4 billion